AMENDMENT NO. 9 TO FINANCING AGREEMENTS



                                                                January 11, 1999
Congress Financial Corporation
1133 Avenue of the Americas
New York, New York  10036


Ladies and Gentlemen:

     Congress Financial Corporation (together with its successors and assigns, "Lender") and Worksafe Industries Inc., formerly known as Eastco Industrial Safety Corp. ("Worksafe") and Eastco Glove Technologies, Inc. ("Eastco Glove", and together with Worksafe and their respective successors and assigns, each individually a "Borrower", and collectively, "Borrowers") and Puerto Rico Safety Equipment Corporation ("PR Equipment"), Worksafe Industries of Puerto Rico Inc., formerly known as Puerto Rico Safety Corporation ("PR Safety"), Disposable Safety Wear Inc. ("Disposable"), Safety Wear Corp. ("Safety") and Protective Knitting Inc. ("PKI", and together with PR Equipment, PR Safety, Disposable and Safety, each individually a "Guarantor", and collectively, "Guarantors") have entered into financing arrangements pursuant to which Lender may make loans and provide other financial accommodations to Borrowers as set forth in the Accounts Financing Agreement [Security Agreement], dated as of October 1, 1991, by and among Lender and Borrowers, as amended (and together with all supplements thereto and as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

     Worksafe has entered into an agreement to sell substantially all of the assets of the Distribution Division of Worksafe listed on Exhibit A hereto (collectively, the "Sale Assets") pursuant to the Asset Purchase Agreement, dated December 14, 1998, between Arbill Industries, Inc. ("Arbill") and Worksafe (the "Sale Agreement").

     Borrowers and Guarantors have requested that Lender consent to such sale and agree to certain amendments to the Loan Agreement in connection therewith, and Lender is willing to so consent and agree to such amendments, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendment.

     In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

     1. Consent. Subject to the terms and conditions contained herein, Lender hereby consents to the sale by Worksafe of the Sale Assets in accordance with the terms of the Sale Agreement as in effect on the date hereof, provided, that, (a) the sale of the Sale Assets other than the Distribution Division Accounts (as hereinafter defined) pursuant to the Sale Agreement shall have occurred by no later than January 19, 1999 and (b) the sale of the Sale Assets consisting of the Distribution Division Accounts pursuant to the Sale Agreement shall have occurred by no later than March 31, 1999.

     2. Additional Representations, Warranties and Covenants. Borrowers and Guarantors hereby jointly and severally represent, warrant and covenant with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of loans and providing other financial accommodations by Lender to Borrowers:

          (a) On or about the date hereof, Worksafe has sold to Arbill all of the Sale Assets pursuant to the Sale Agreement other than the Sale Assets consisting of the Distribution Division Accounts (as hereinafter defined) and on or about January 12, 1999 all of the proceeds thereof have been or shall be remitted to Lender for application to the Obligations (other than the principal amount of the Term Loan) in such order and manner as Lender determines. The net cash proceeds from the sale of such Sale Assets are not less than the amount equal to: $2,450,000 plus the amount equal to ninety (90%) percent of the Distribution Division Accounts, minus $315,000 which is represented by the Promissory Note issued by Arbill payable to Worksafe. By no later than March 31, 1999, (i) Worksafe shall sell the Distribution Division Accounts to Arbill in accordance with the terms of the Sale Agreement (as in effect on the date hereof), (ii) Borrowers shall deliver to Lender a true, correct and complete list of the Distribution Division Accounts which are being sold to Arbill and a true, correct and complete list of the Distribution Division Accounts which are being retained by Worksafe, and (iii) Borrowers shall cause all proceeds of such sale to be paid by Arbill directly to Lender for application to the Obligations in such order and manner as Lender determines (other than the principal amount of the Term Loan, so long as no Event of Default exists or has occurred). In respect of the purchase price for the Distribution Division Accounts, Worksafe shall receive not less than the amount equal to ninety (90%) percent of the Distribution Division Accounts. Exhibit A hereto contains a true, correct and complete list of all of the assets and properties of Worksafe sold to Arbill pursuant to the Sale Agreement as of the date hereof. No assets or properties of Borrowers or Guarantors other than those listed on Exhibit A hereto have been sold to Arbill as of the date hereof.

          (b) Exhibit B hereto is a true, correct and complete copy of the Sale Agreement, together with all exhibits and schedules thereto, as executed by the parties thereto (other than Schedules 3.15, 3.24 and 3.26 to the Sale Agreement, true, correct and complete copies of which shall be delivered to Lender by no later than January 15, 1999).

          (c) The security interests in and liens upon the Collateral of Lender are and shall continue to be in full force and effect (including, but not limited to, all of the Distribution Division Accounts and all amounts at any time payable to any Borrower, Guarantor or any of its affiliates pursuant to the Sale Agreement (and all related agreements, documents and instruments), and all rights, benefits and remedies of any Borrower or Guarantor pursuant to the Sale Agreement and all related agreements, documents and instruments), except for the Sale Assets sold to Arbill as of the date hereof (which do not include the Distribution Division Accounts).

          (d) Borrowers and Guarantors shall cause all amounts at any time payable to any Borrower, Guarantor or any of its affiliates pursuant to the Sale Agreement or any related agreements, documents and instruments to be paid by Arbill directly to Lender for application to the Obligations in such order and manner as Lender shall determine (other than the principal amount of the Term Loan, so long as no Event of Default exists or has occurred). The net amount payable by Arbill to Worksafe in cash or other immediately available funds pursuant to the Sale Agreement shall be not less than $2,450,000 (minus $315,000 paid pursuant to the Promissory Note issued by Arbill payable to Worksafe) in respect of all Sale Assets other than the Distribution Division Accounts and not less than ninety (90%) percent of the Distribution Division Accounts in respect of the Sale Assets consisting of the Distribution Division Accounts.

          (e) In the event any Borrower or Guarantor receives any amounts at any time pursuant to the Sale Agreement or any related agreement, document or instrument, such amounts shall be collected by such Borrower or Guarantor as the property of Lender and held by it in trust for Lender and shall on the day received be remitted to Lender in the form received, with any necessary assignments or endorsements, for application to the Obligations in such order and manner as Lender shall determine (other than the principal amount of the Term Loan, so long as no Event of Default exists or has occurred).

          (f) On or about December 17, 1998, Eastco Industrial Safety Corp. changed its name to Worksafe Industries Inc. and all references to Eastco Industrial Safety Corp. in any of the Financing Agreements shall be deemed to refer to Worksafe and its successors and assigns. Borrowers and Guarantors have delivered to Lender a true, correct and complete copy of the amendment to the certificate of incorporation effectuating such name change as certified by the New York Secretary of State. On or about December 24, 1998, Puerto Rico Safety Corporation changed its name to Worksafe Industries of Puerto Rico Inc. and all references to Puerto Rico Safety Corporation in any of the Financing Agreements shall be deemed to refer to PR Safety and its successors and assigns. Borrowers and Guarantors have delivered to Lender a true, correct and complete copy of the amendment to the certificate of incorporation to effectuate such name change as certified by the New York Secretary of State.

          (g) Borrowers and Guarantors shall physically segregate and clearly and conspicuously mark and label all goods of any Borrower or Guarantor at any time located at any premises owned or leased by Arbill.

          (h) By no later than February 5, 1999, (i) Lender shall have received, in form and substance satisfactory to Lender, UCC-3 Amendments with respect to each UCC-1 financing statement between Worksafe, as debtor, and Lender, as secured party, amending such financing statements to change the name of Worksafe from Eastco Industrial Safety Corporation to Worksafe Industries Inc., duly authorized, executed and delivered by Worksafe, and (ii) Lender shall have received, in form and substance satisfactory to Lender, UCC-3 Amendments with respect to each UCC-1 financing statement between PR Safety, as debtor, and Lender, as secured party, amending such financing statements to change the name of PR Safety from Puerto Rico Safety Corp. to Worksafe Industries of Puerto Rico Inc., duly authorized, executed and delivered by PR Safety.

          (i) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

          (j) This Amendment has been duly executed and delivered by Borrowers and Guarantors and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against each of them in accordance with its terms.

     3. Conditions Precedent. The effectiveness of the consent of Lender contained in Section 1 hereof is subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

          (a) all representations and warranties contained herein shall be true and correct;

          (b) Lender shall have received, in form and substance satisfactory to Lender, evidence that Worksafe has received on the date hereof not less than $2,600,000 as proceeds from the sale of the Sale Assets pursuant to the Sale Agreement (as in effect on the date hereof), other than the Distribution Division Accounts and other amounts related thereto minus $315,000 represented by the Arbill Note (as defined below), of which not less than $2,000,000 is being remitted by wire transfer directly to Lender (representing the inventory valuation amount of $1,562,641 plus the $915,000 portion of the purchase price provided for in the Asset Purchase Agreement as reduced by the $315,000 being paid with the Arbill Note and $100,000 being paid from the escrow arrangements provided for in the Asset Purchase Agreement) and the balance of which is being paid by checks issued by Arbill payable to Worksafe, approximately $98,000 of which shall be promptly deposited in the blocked account of Worksafe used for the remittance of collection of receivables to Lender;

          (c) Lender shall have received, in form and substance satisfactory to Lender, the Collateral Assignment of Note by Worksafe in favor of Lender with respect to the Promissory Note, dated on or about the date hereof, issued by Arbill payable to Worksafe in the original principal amount of $315,000 (the "Arbill Note"), duly authorized, executed and delivered by Worksafe (which note shall be in form and substance satisfactory to Lender), together with the original of the Arbill Note as endorsed and assigned by Worksafe to Lender in a manner satisfactory to Lender;

          (d) Lender shall have received, in form and substance satisfactory to Lender, the Collateral Assignment of Sale Agreements by Worksafe in favor of Lender, duly authorized, executed and delivered by Worksafe in favor of Lender;

          (e) Lender shall have received, in form and substance satisfactory to Lender, the agreement by Arbill in favor of Lender providing for, inter alia, the waiver of any claims by Arbill to inventory of Borrowers located at premises owned or leased by Arbill, the waiver of, or limitation on, certain rights of setoff against accounts receivable of Borrowers and the waiver of any claims to funds received by Lender and related matters, duly authorized, executed and delivered by Arbill;

          (f) Lender shall have received, in form and substance satisfactory to Lender, the agreement of Arbill acknowledging the collateral assignment by Worksafe to Lender of all of its rights and remedies, and claims for damages and other relief under the Sale Agreement and such other rights as Lender may require, duly authorized, executed and delivered by Arbill;

          (g) Lender shall have received, in form and substance satisfactory to Lender, the acknowledgment by Arbill in favor of Lender to the collateral assignment by Worksafe to Lender of the Arbill Note, duly authorized, executed and delivered by Arbill;

          (h) the sale by Worksafe of the Sale Assets to Arbill pursuant to the Sale Agreement shall have occurred by no later than January 18, 1999 and the sale by Worksafe of the Distribution Division Accounts to Arbill pursuant to the Sale Agreement shall have occurred by no later than March 31, 1999;

          (i) as of the date hereof and after giving effect to the transactions contemplated by the Sale Agreement, no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred; and

          (j) Lender shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers and Guarantors.

     4. Arbill Receivables. Notwithstanding anything to the contrary contained in any of the other Financing Agreements, except in Lender's discretion, Lender shall only make advances to Worksafe based on Eligible Accounts due from Arbill, up to the amount equal to seventy (70%) percent of the Net Amount of Eligible Accounts due from Arbill.

     5. Additional Defaults. The failure of any Borrower or Guarantor to comply with the representations, warranties, covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Lender shall constitute an Event of Default under the Financing Agreements.

     6. Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below:

          (a) "Account Debtor" shall mean with respect to any Distribution Division Accounts, any Person that is obligated on such account.

          (b) "Distribution Division Accounts" shall mean each and every account for goods sold or leased by or for services rendered by the Distribution Division which account is owned by Worksafe and arose from the sale of goods or services by the Distribution Division in its ordinary course of business and that meets the following conditions:

               (i) such Distribution Division Account arose in an arms-length transaction with an unrelated third party during the period commencing on December 1, 1998 and ending on December 31, 1998;

               (ii) all or any part of such Distribution Division Account remains outstanding on the sixtieth (60th) day after January 11, 1999;

               (iii) the amount of such Distribution Division Account is not, as of March 16, 1999, subject to setoff, charges, credits or defenses of any nature whatsoever;

               (iv) the Account Debtor for such Distribution Division Account is not an Excluded Customer (as such term is defined in the Sale Agreement as in effect on the date hereof);

               (v) such Distribution Division Account is subject to no liens;

               (vi) such Distribution Division Account is based on an enforceable order or contract for goods shipped or services rendered that contains selling terms of not more than thirty (30) days past the original invoice date;

               (vii) the property giving rise to such Distribution Division Account shall have been shipped to the Account Debtor or delivered to an agent of an Account Debtor for shipment to an Account Debtor, provided that any property returned or refused by an Account Debtor shall not give rise to a Distribution Division Account from and after the date of such return or refusal;

               (viii) the Distribution Division Account arose from the sale of goods that were not placed on consignment, bill and hold, sale and return, sale on approval, or other terms by reason of which the payment by an Account Debtor may be conditional (except from and after the time such condition no longer applies);

               (ix) such Distribution Division Account is denominated in United States Dollars;

               (x) such Distribution Division Account arose under a contract that has been duly authorized and is in full force and effect and constitutes the legal, valid and binding obligations of an Account Debtor, enforceable against such Account Debtor in accordance with its terms;

               (xi) the Account Debtor for such Distribution Division Account is not any government or any department, agency or instrumentality of any government, any state, city town or municipality or division thereof;

               (xii) the Account Debtor for such Distribution Division Account is not a subsidiary or an affiliate of Worksafe; and

               (xiii) neither Worksafe nor any of its subsidiaries or affiliates shall have knowledge of (A) the death of the Account Debtor for such Distribution Division Account, or (B) the dissolution, termination of existence of, or the insolvency, business failure or cessation of, or the filing of a petition in bankruptcy or reorganization for, or the appointment of a receiver or custodian for, or any similar event with respect to, such Account Debtor.

          (c) "Distribution Division" shall mean that division of Worksafe's business involving the sale of industrial protective clothing, including gloves, glasses, earmuffs, earplugs, respirators, goggles, face shields, rainwear, protective footwear, first aid kits, monitoring devices, signs and related industrial safety products to end-users (as opposed to distributors), including, manufacturing companies and service businesses, public utilities, fisheries, pharmaceutical plants, the transportation industry and companies engaged in hazardous materials abatement.

     7. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by any Borrower or Guarantor or to entitle any Borrower or Guarantor to any other consent. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

     8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     9. Governing Law. The validity, interpretation and enforcement of this Amendment and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

     10. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

     11. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     12. Binding Effect. This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     The parties hereto have caused this letter agreement to be duly executed and delivered by their authorized officers as of the day and year first above written.

                                                Very truly yours,

                                                WORKSAFE INDUSTRIES INC.,
                                                formerly known as Eastco
                                                Industrial Safety Corp.

                                                By: /s/ Arthur J. Wasserspring
                                                    ----------------------------
                                                Title: Vice President


                                                EASTCO GLOVE TECHNOLOGIES, INC.

                                                By: /s/ Arthur J. Wasserspring
                                                    ----------------------------
                                                Title: Vice President
AGREED:

PUERTO RICO SAFETY EQUIPMENT
 CORPORATION

By: /s/ Arthur J. Wasserspring
    -----------------------------
Title: Vice President


WORKSAFE INDUSTRIES OF PUERTO RICO INC., formerly known as Puerto Rico Safety
 Corporation

By: /s/ Arthur J. Wasserspring
    -----------------------------
Title: Vice President


DISPOSABLE SAFETY WEAR INC.

By: /s/ Arthur J. Wasserspring
    -----------------------------
Title: Vice President

                       [SIGNATURES CONTINUE ON NEXT PAGE]

                      [SIGNATURES CONTINUE FROM PRIOR PAGE]



SAFETY WEAR CORP.

By: /s/ Arthur J. Wasserspring
    -----------------------------
Title: Vice President


PROTECTIVE KNITTING, INC.

By: /s/ Arthur J. Wasserspring
    -----------------------------
Title: Vice President


CONGRESS FINANCIAL CORPORATION

By: /s/ Cindy B. Denbaum
    -----------------------------
Title: Vice President

                                    EXHIBIT A
                                       TO
                                 AMENDMENT NO. 9



     For purposes of this Amendment, the term "Sale Assets" shall mean the following assets owned by Worksafe used exclusively and directly in the Distribution Division (as defined below) of Worksafe, to the extent such assets exist on January 11, 1999 and are sold and transferred by Worksafe to Arbill Industries, Inc. pursuant to the Asset Purchase Agreement, dated as of December 14, 1998, between Worksafe and Arbill Industries, Inc. (but in no event shall such assets be deemed to include the Excluded Assets as such term is defined below):

     (a) the Distribution Division Accounts (as defined in Amendment No. 9);

     (b) all office and warehouse equipment, furniture, fixtures and catalogs of or relating to the Distribution Division wherever located listed on Schedule 1 hereto;

     (c) the list of all customers of, and suppliers of goods and services to, the Distribution Division as well as the end-users (including manufacturing companies and service businesses, public utilities, fisheries, pharmaceutical plants, the transportation industry and companies engaged in hazardous materials abatement) of all safety products sold by Worksafe or any other division, subsidiary or affiliate of Worksafe other than the Distribution Division, but excluding all customers of the Manufacturing Subsidiaries who are not end-users of the goods manufactured by the Manufacturing Subsidiaries;

     (d) the Intellectual Property used in the operation of the Distribution Division listed on Schedule 2 hereto;

     (e) Inventory;

     (f) all Open Sourcing Orders or Contracts and Open Purchase Orders or Contracts of the Distribution Division existing as of January 11, 1999 and not otherwise constituting Excluded Assets;

     (g) all of the Worksafe's rights under and pursuant to all warranties, representations and guarantees made by suppliers in connection with the Inventory and the Open Sourcing Orders or Contracts identified in clause (f) above;

     (h) all of Worksafe's rights, claims and interests to and with respect to any pending or executory contracts relating exclusively to the Inventory, Open Sourcing Orders or Contracts, Open Purchase Orders or Contracts identified in clause (f) above;

     (i) all of Worksafe's rights, if any, in and to the names Eastco Industrial Safety and Puerto Rico Safety;

     (j) any and all significant records, files and papers (or copies or computer printouts thereof) relating to the other Sale Assets wherever located, including without limitation, Inventory records, catalogs, slogans, sales and advertising materials, sales and purchase correspondence, lists of former customers and suppliers, customer credit information and customer pricing information relating to the Sale Assets; and

     (k) all of Worksafe's rights in and to any 800 telephone numbers used in connection with the Distribution Division, but not the telephone equipment or system used in connection with the Distribution Division.

     Capitalized terms used herein shall have the following meanings:

     (a) "Distribution Division" shall mean that division of Worksafe's business involving the sale of industrial protective clothing, including gloves, glasses, earmuffs, earplugs, respirators, goggles, face shields, rain wear, protective footwear, first aid kits, monitoring devices, signs and related industrial safety products to end-users (as opposed to distributors), including, manufacturing companies and service businesses, public utilities, fisheries, pharmaceutical plants, the transportation industry and companies engaged in hazardous materials abatement.

     (b) "Excluded Assets" shall mean:

          (i) Worksafe's cash on hand;

          (ii) Worksafe's bank accounts;

          (iii) Worksafe's computer hardware and software systems (other than the software associated with Website www.Eastco);

          (iv) any Open Source Orders or Contracts, Open Purchase Orders or Contracts or tangible assets (other than Inventory) or intangible assets that would otherwise be included in the term "Sale Assets" which Arbill Industries, Inc. shall have identified as "Excluded Assets" in a written notice delivered to Worksafe on or before January 11, 1999;

          (v) all assets of the Manufacturing Subsidiaries and the Manufacturing Business of Worksafe; and

          (vi) any and all pre-paid insurance, prepaid deposits and similar items of Worksafe.

     (c) "Intellectual Property" shall mean the right, title and interest of Worksafe, if any, with respect to the Distribution Division and with respect to:

          (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof;

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

          (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, including the name Eastco Industrial Safety and Puerto Rico Safety, together with all translations, adaptions, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, together with all license agreements relating to any of the foregoing;

          (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith;

          (iv) all mask works and all applications, registrations and renewals in connection therewith;

          (v) all trade secrets and confidential business information (including ideas, research and development, know-how formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);

          (vi) all computer software (including data and related documentation), including any license agreement relating to the foregoing;

          (vii) the website, www.Eastco.com.;

          (viii) all other proprietary rights of or relating to any of the foregoing; and

          (ix) all copies and tangible embodiments of or relating to any of the foregoing (in whatever form or medium).

     (d) "Inventory" shall mean industrial protective clothing, including gloves, glasses, earmuffs, earplugs, respirators, goggles, face shields, rain wear, protective footwear, first aid kits, monitoring devices, signs, and other safety products which are recorded on the books and records of the Distribution Division and held by the Distribution Division, or are deliverable to the Distribution Division, on December 31, 1998 for sale to end-users of such safety products (as distinguished from distributors of such safety products), which Inventory shall meet all of the following criteria:

          (i) such Inventory consists solely of finished goods;

          (ii) no account receivable or document of title in favor of any purchaser of such Inventory has been created or issued with respect to such Inventory;

          (iii) such Inventory is readily saleable in a bona fide arm's length termination, or is usable in the ordinary course of the business of the Distribution Division and no portion of such Inventory represents returned, rejected, lost, obsolete, damaged or defective goods;

          (iv) if such Inventory is located on leased premises, a valid lease, sublease or license agreement for such premises has been delivered to Arbill Industries, Inc. for such premises, except that

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

     if such Inventory is located on the premises of certain specified third parties, such Inventory shall be segregated from other products of such companies, marked as the property of Worksafe;

          (v) such Inventory is not subject to any liens;

          (vi) such Inventory is not on consignment or located in a public warehouse;

          (vii) such Inventory has been manufactured or acquired in compliance with the Fair Labor Standards Act, 29 U.S.C. ss.201 et seq;

          (viii) such Inventory conforms to all environmental, health and safety laws and regulations and any other applicable laws as the same exist as of January 11, 1999;

          (ix) such Inventory is packaged in standard packaging cases;

          (x) the quantity as to each SKU of Inventory shall not exceed the aggregate quantity sold by Worksafe during the twelve-month period immediately preceding December 31, 1998, to persons other than Excluded Customers (as such term is defined in the Asset Purchase Agreement referred to above); and

          (xi) such obsolete, damaged or defective goods as Arbill Industries, Inc. may reasonably specify in writing as of January 11, 1999.

     (e) "Manufacturing Business" shall mean with respect to Worksafe or any division of the Worksafe or with respect to the Manufacturing Subsidiaries and any other direct or indirect subsidiaries of Worksafe, the acquisition of raw materials and finished goods for and the manufacturing, marketing and sale to distributors (as distinguished from end-users) of disposable and reusable industrial protective apparel, including, but not limited to, products such as gloves, coveralls, shirts, pants, hats, hoods, aprons, smocks, lab coats, hazardous material handler suits, examination gloves, sleeves, shoe covers and related items.

     (f) "Manufacturing Subsidiary" or "Manufacturing Subsidiaries" shall mean each and all, respectively, of the following: Disposable Safety Wear, Inc., a Delaware corporation, Safety Wear Corp., a Delaware corporation, Eastco Glove Technologies, Inc., a Minnesota corporation, Puerto Rico Safety Equipment Corporation, a Delaware corporation.

     (g) "Open Sourcing Order or Contract" shall mean the rights of Worksafe under all outstanding contracts and all servicing orders placed by the Distribution Division for new industrial protective clothing and other safety products of the type constituting the Inventory being acquired by Arbill Industries, Inc. on January 11, 1999.

     (h) "Open Purchase Order or Contract" shall mean all outstanding contracts of the Distribution Division for and all outstanding servicing orders placed by customers of the Distribution Division for new industrial protective clothing and other safety products of the type of inventory being acquired by Arbill Industries, Inc., or inventories that are customarily carried by Arbill Industries, Inc.

                                       A-5